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                                                                   EXHIBIT 10.14

                                    FORM OF

                           EMPLOYEE LEASING AGREEMENT

                THIS AGREEMENT made as of the ____ day of __________, 2002 (the "Effective Date") by and between Merck & Co., Inc., a New Jersey corporation ("Merck"), and MedcoHealth Solutions, Inc., a Delaware corporation ("Medco").

                               W I T N E S S E T H:
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                WHEREAS, the Board of Directors of Merck has determined that it is appropriate and desirable for Merck to separate the Medco Group from the Merck Group; and

                WHEREAS, certain employees of Merck (the "Sourced Employees") have been and are presently employed by Merck but have been sourced to Medco;

                WHEREAS, the Sourced Employees possess an intimate knowledge of the business and affairs of the Medco Group and its policies, procedures, methods and personnel;

                WHEREAS, the Sourced Employees possess skills, experience and knowledge that are of value to the Medco Group;

                WHEREAS, Medco desires to secure the continued services and employment of the Sourced Employees, and Merck is willing to lease the Sourced Employees to Medco during the Lease Period on the terms and conditions set forth herein.

                NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

                             SECTION I - Definitions

                  For purposes of this Agreement, (i) unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Master Separation and Distribution Agreement, dated as of _______________, 2002, and the Employee Matters Agreement, dated as of _______________, 2002 (the "Employee Matters Agreement"), to which Merck and Medco are parties, and (ii) the following terms shall have the following meanings:

                  1.1 "Expiration Date" shall mean (i) as to all Sourced Employees other than Richard T. Clark, December 31, 2002 or such other date as the parties shall mutually agree, and (ii) as to Richard T. Clark, or such date as the Parties shall mutually agree.

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                  1.2 "Lease Period" shall mean, as to any Sourced Employee, the period commencing on the Effective Date and ending at midnight (New York, New York Time) on the Expiration Date applicable to such Sourced Employee.

                  1.3 "Payroll Costs" means the aggregate monthly base salary and overtime pay paid to each of the Sourced Employees (the "Base Salaries").

                  1.4 "Sourced Employees" shall have the meaning set forth in the recitals to this Agreement. The Sourced Employees as of the Effective Date are listed on Exhibit 1 of this Agreement. Individuals shall be removed from such list from time to time on and after the Effective Date (i) to take into account (a) terminations of employment with Merck (for any reason) during the Lease Period and (b) that individuals have ceased to perform services for and serve in the workforce of the Medco Business but have remained employees of Merck during the Lease Period and (ii) as provided in Section V of this Agreement. Any individual so removed shall cease to be a Sourced Employee as of the date of such removal.

                  SECTION II - Employment of Sourced Employees

                  2.1 Merck agrees to furnish the Sourced Employees to Medco to perform services for, and serve in the workforce of, the Medco Business during the Lease Period. The Sourced Employees shall remain employees of Merck during the Lease Period and shall be deployed by Medco at locations Medco shall designate from time to time for the efficient operation of the Medco Business; provided, however, that nothing in this Agreement shall be construed to prohibit
(i) either any member of the Merck Group from offering any Sourced Employee a position that does not provide services to the Medco Business or the Medco Group from offering employment to any Sourced Employee, or (ii) any Sourced Employee from accepting a position that does not provide services to the Medco Business with any member of the Merck Group or an offer of employment with any member of the Medco Group (whether by reason of the offer contemplated by clause (i) hereof or by reason of a Sourced Employee bidding on a position pursuant to the bidding policies of Merck and Medco as in effect from time to time). Notwithstanding anything herein to the contrary, Medco shall have sole responsibility and liability for determining the overall direction of the Sourced Employees in accordance with its business plans and objectives and shall at all times be responsible for directing the daily work of the Sourced Employees.

                  2.2 Each of the Sourced Employees shall be involved solely in the Medco Business and shall render no services to the Merck Group other than services rendered to the Merck Group immediately prior to the Effective Date; provided, however, that any of the Sourced Employees shall provide such assistance to the Merck Group as may be required to either assert claims or to defend against claims brought against any member of the Merck Group, whether asserted or threatened, to the extent that (a) a Sourced Employee has knowledge of the facts or issues, or (b) a Sourced Employee's

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assistance is reasonably necessary to the defense or assertion of those claims.
Medco shall provide to Merck, upon its request, performance reports regarding any Sourced Employee for use by Merck in conducting performance reviews of any Sourced Employee.

                  2.3 In the event that the Sourced Employees are deployed at locations which are not Merck locations, Medco shall (i) be responsible for all necessary record keeping regarding times and overtime worked by Sourced Employees classified as "non-exempt" under the United States Fair Labor Standards Act, (ii) provide proper documentation to Merck on a timely basis sufficient to enable Merck to meet any federal, state or local laws pertaining to payment of wages with respect to the Sourced Employees, (iii) be responsible for all necessary record keeping regarding vacation, sick leave or any other form of leave with respect to the Sourced Employees, whether taken under Merck policies and practices or as a matter of law and (iv) shall provide proper documentation with respect to such leaves to Merck on a timely basis sufficient to enable Merck to manage its policies and procedures and, where applicable, comply with any federal, state or local laws with respect to the Sourced Employees.

                  2.4 During the Lease Period, Medco shall comply with all labor and employment laws applicable to the Sourced Employees, including, without limitation, federal, state and local laws (and any regulations promulgated thereunder) relating to (i) civil rights and employment discrimination, (ii) wages and hours of employment and (iii) workplace safety and health.

                  2.5 Prior to the applicable Expiration Date, Medco shall offer to employ each Sourced Employee other than Richard T. Clark effective as of immediately following the Expiration Date. Each such offer of employment shall consist of (i) the same base salary applicable to the Sourced Employee as of the Expiration Date, (ii) a bonus opportunity substantially the same as the bonus opportunities in effect for similarly situated employees of the Medco Group,
(iii) employee benefits that are the same as the employee benefits that Medco provides to similarly situated employees of the Medco Group and (iv) such other terms as Medco shall determine and Merck shall approve (such approval not to be unreasonably withheld). Any Sourced Employee who accepts such offer shall cease to be a Sourced Employee and shall become a Medco employee immediately following the Expiration Date (each such event, a "Transfer"). Merck shall deem any Sourced Employee who receives but does not accept such offer to have resigned immediately following the Expiration Date. The parties intend that no such Transfer, nor any such resignation, nor the Distribution shall constitute a termination of employment that entitles any Sourced Employee to separation pay, benefit continuation or eligibility for enhanced retirement benefits under any plan, program, policy or arrangement of Merck (including, without limitation, under any of the agreements listed on Exhibit 2 to this Agreement (the "Severance Agreements")); provided, however, that, if a Sourced Employee other than Richard T. Clark does become

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entitled to separation pay, benefit continuation or eligibility for enhanced retirement benefits under any plan, program, policy or arrangement of Merck (including, without limitation, under any Severance Agreement) by reason of any such Transfer, any such resignation or the Distribution, Medco shall reimburse Merck in cash for such separation pay, benefit continuation and enhanced retirement benefits within fifteen (15) business days after receipt of a statement therefor or in accordance with such other procedures agreed to by Merck and Medco. Effective as of immediately following the Expiration Date applicable to him, Richard T. Clark shall cease to be a Sourced Employee.

                  SECTION III - Salary, Bonuses and Benefits

                  3.1 The base salary paid to each Sourced Employee as of the Effective Date shall be the same base salary as in effect immediately prior to the Effective Date for such Sourced Employee and shall thereafter include any increases on and after the Effective Date. During the Lease Period, Merck shall pay such base salaries and applicable overtime compensation earned by the Sourced Employees through the Expiration Date in accordance with its normal payroll practices. Medco will reimburse Merck for the payment of such base salaries and overtime compensation in accordance with Section 3.4 below.

                  3.2 During the Lease Period, the Sourced Employees shall continue to be eligible to participate in each of the Merck Benefit Arrangements in which they were eligible to participate immediately prior to the Effective Date on the terms and conditions of such plans as in effect from time to time. For each month that ends during the Lease Period and for the portion of a month which ends on the Expiration Date if the Expiration Date is not the last day of such month, Medco will pay to Merck on a monthly basis in accordance with
Section 3.4 below an amount equal to a percentage of the Base Salaries (as defined in Section 1.3 of this Agreement) to cover the costs of such Merck Benefit Arrangements (the "Benefits Amount"), such percentage to be the same percentage that Merck charges to its divisions for such plan benefits. The parties agree that the costs of the bonus payments made pursuant to Section 3.5 of this Agreement and any severance benefits made pursuant to Section 2.5 or
Section IV of this Agreement shall not be included in the Benefits Amount.

                  3.3 If, during the Lease Period, Merck shall pay any business expenses incurred by the Sourced Employee (the "Business Expenses"), Medco shall reimburse Merck for the payment of such expenses in accordance with Section 3.4 below.

                  3.4 Merck shall send a written statement of the Payroll Costs, the Benefits Amount and the Business Expenses to Medco on a monthly basis for each month that ends during the Lease Period and for the portion of a month which ends on the Expiration Date if the Expiration Date is not the last day of such month (a "Payroll Statement"). Medco agrees to remit to Merck in cash the amount shown on each Payroll

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Statement within fifteen (15) business days after receipt thereof or in accordance with such other procedures as agreed to by Merck and Medco.

                  3.5 Individuals who are or were Sourced Employees (other than Richard T. Clark) shall be eligible to receive bonuses under the applicable Merck annual incentive plans (including, without limitation, the Annual Incentive Plan) (each such applicable plan, a "Bonus Plan") for the 2002 calendar year (and, if applicable, for the portion of any later calendar year into which the Expiration Date has been extended). Merck will pay such bonuses in such amounts as mutually agreed by Merck and Medco and at such times in accordance with the terms and conditions of each Bonus Plan (the "Bonus Amount"). Medco shall reimburse Merck in cash for the Bonus Amount allocable to any such individual within fifteen (15) business days after receipt of a statement therefor or in accordance with such other procedures as agreed to by Merck and Medco. In addition, (i) Medco shall reimburse Merck in cash within fifteen (15) business days after receipt of a statement therefor or in accordance with such other procedures as agreed to by Merck and Medco for the bonus payable to Richard T. Clark under the applicable Merck annual incentive plans (including, without limitation, the Executive Incentive Plan) (a) allocable to 2002, and (b) allocable to each full calendar year on or after January 1, 2003 during which the Expiration Date applicable to him has not occurred, and (ii) if the Expiration Date applicable to Richard T. Clark occurs after July 1 of any calendar year, Medco shall reimburse Merck in cash within fifteen (15) business days after receipt of a statement therefor or in accordance with such other procedures as agreed to by Merck and Medco, for the portion of any bonus payable to him allocable to the period commencing on January 1 of such calendar year and ending on the Expiration Date.

                  SECTION IV - Termination of Sourced Employees

                  4.1 If Medco desires to terminate the services of a Sourced Employee, it shall request that Merck terminate such Sourced Employee. Merck shall accept or reject any such request in its sole discretion; provided, however, that, in the event that Medco presents sufficient evidence to Merck that such Sourced Employee has engaged in acts constituting cause or other material violation of Medco or Merck policies, Merck shall not unreasonably withhold its acceptance of such request. If Merck rejects any such request, such Sourced Employee shall not be terminated.

                  4.2 Sourced Employees who are terminated pursuant to clause
(i) of Section 4.1 of this Agreement may, if eligible, receive separation pay, benefit continuation and eligibility for enhanced retirement benefits under any plan, program, policy or arrangement of Merck, if any, in accordance with the terms and conditions thereof in effect as of the date of such termination. Medco shall reimburse Merck in cash for such cost within fifteen (15) business days after receipt of a statement therefor or in accordance with such other procedures as agreed to by Merck and Medco.

                        SECTION V - Long Term Disability

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                  Each Sourced Employee who meets the requirements to receive benefits due to total disability under the Merck & Co., Inc. Long Term Disability Plan for Non-Union Employees at any time during the Lease Period shall be removed from Exhibit 1 during such period of total disability.

                          SECTION VI - Indemnification

                  6.1 The Merck Group hereby agrees to indemnify the Medco Group, the Medco Benefit Arrangements and the directors, officers, employees and agents of the Medco Group (collectively, the "Medco Releasees") against and agrees to hold them harmless from, any liability, loss, damage, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements), suffered by the Medco Releasees with respect to, or arising out of, any claims or suits brought by any (a) Sourced Employee against the Medco Releasees with respect to, or arising out of, Merck's failure to pay salary or benefits in accordance with the terms of this Agreement, or (b) Sourced Employee who was employed in Merck's Finance, Legal, Public Affairs, Information Services or Human Resources department under any state or federal civil rights law based on the actions of a Merck Employee, other than a Sourced Employee; provided, however, that, if the Employee Matters Agreement explicitly provides that the Medco Group shall not be indemnified as to any matter for which indemnification is available pursuant to this Section 6.1 (determined without reference to this proviso), then, as to such matter, indemnification shall not be available pursuant to this Section 6.1.

                  6.2 The Medco Group hereby agrees to indemnify the Merck Group, the Merck Benefit Arrangements and the directors, officers, employees and agents of the Medco Group (collectively, the "Merck Releasees") against, and agrees to hold them harmless from, any liability, loss, damage, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements), suffered by the Merck Releasees with respect to any claims or suits brought by any Sourced Employee against the Merck Releasees with respect to, or arising out of, any events relating to the Sourced Employee's employment or termination of employment, other than (a) a failure by Merck to pay salary and benefits to any Sourced Employee in accordance with the terms of this Agreement, and (b) claims or suits brought by any Sourced Employee who was employed in Merck's Finance, Legal, Public Affairs, Information Services or Human Resources department under any state or federal civil rights law based on the actions of a Merck Employee, other than a Sourced Employee. Indemnification under this Section 6.2 shall include, without limitation, claims and suits relating to any Severance Agreement, other than Richard T. Clark's Separation Agreement, and claims and suits relating to separation pay, benefit continuation or eligibility for enhanced retirement benefits under any plan, program, policy or arrangement of Merck; provided, however, that, if the Employee Matters Agreement explicitly provides that the Merck Group shall not be indemnified as to any matter for which indemnification is available pursuant to this Section 6.2

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(determined without reference to this proviso), then, as to such matter, indemnification shall not be available pursuant to this Section 6.2.

                     SECTION VII - Miscellaneous Provisions

                  7.1 Independent Contractor. The relationship between Medco and Merck under this Agreement shall be solely that Merck is an independent contractor for Medco, and nothing in this Agreement shall be deemed to create any relationship of agency, employment, partnership, or joint venture between the parties.

                  7.2 Amendment of Plans. Nothing in this Agreement shall be construed to restrict the right of Merck to amend, modify or terminate any of its plans, programs, policies or arrangements relating to compensation or employee benefits in accordance with their terms.

                  7.3 Force Majeure.


                  (a) Merck shall not be liable to Medco for a failure to comply with the terms hereof where such failure is due to causes beyond its reasonable control. The suspension of Merck's obligations pursuant to this Section 7.3 shall not relieve it from performing any other obligation not affected by such cause or excuse it from performing its obligations under this Agreement without delay.

                  (b) Medco shall not be liable to Merck for a failure to comply with the terms hereof where such failure is due to causes beyond its reasonable control. The suspension of Medco's obligations pursuant to this Section 7.3 shall not relieve it from performing any other obligation not affected by such cause or excuse it from performing its obligations under this Agreement without delay.

                  7.4 Cooperation. Medco shall cooperate with Merck in the prosecution and defense of any claims, allegations, causes of action, litigation or other proceedings relating to any Sourced Employee.

                  7.5 Effect of Expiration Date. The occurrence of the Expiration Date as to any Sourced Employees hereunder shall not affect any obligations of the parties hereunder, which shall survive until fully performed.

                  7.6 Incorporation of Indemnification and Insurance Matters Agreement. Article V of the Indemnification and Insurance Matters Agreement, dated as of ___________, 2002 to which Merck and Medco are parties (the "Indemnification Agreement") is hereby incorporated into this Agreement by reference as if set forth fully herein.

                  7.7 DISPUTE RESOLUTION. ANY DISPUTE, CONTROVERSY OR CLAIM BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO


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THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DISPUTES CONCERNING THE VALIDITY,
INTERPRETATION OR PERFORMANCE OF OR UNDER THIS AGREEMENT OR ANY TERM OR
PROVISION HEREOF, SHALL BE EXCLUSIVELY GOVERNED BY AND SETTLED IN ACCORDANCE
WITH THE PROVISIONS OF ARTICLE III OF THE INDEMNIFICATION AGREEMENT.


                  IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

MERCK & CO., INC.                       MEDCOHEALTH SOLUTIONS, INC.


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By:                                     By:
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Its:                                    Its:
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